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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): October 1, 2002

                           MAXXAM GROUP HOLDINGS INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-18723
                            (Commission File Number)

                                   69-0518669
                     (I.R.S. Employer Identification Number)

        5847 SAN FELIPE, SUITE 2600                             77057
              HOUSTON, TEXAS                                 (Zip Code)
 (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 975-7600

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      Reference is made to the Form 10-K of MAXXAM Group Holdings Inc. (the
"Company") for the fiscal year ended December 31, 2001 (the "Form 10-K") and
Form 10-Q for the quarter ended June 30, 2002 (the "Form 10-Q"). Capitalized terms used but not defined herein have the same meaning assigned to them in the
Form 10-K and the Form 10-Q. With respect to the EPIC-SYP/Permits lawsuit described in Item 3 of the Form 10-K, on September 27, 2002, the Court issued an order which, among other things, denied Pacific Lumber's motion to vacate an indefinite stay which had been issued preventing reliance on the SYP and the related California incidental take permit (the "Order"). The Court also assigned a trial date of January 21, 2003, and noted that a period extending to July 2003 might be required for the entry of a decision.

      Pacific Lumber, CDF and the California Department of Fish and Game
subsequently furnished the Court with the letter attached hereto as Exhibit
99.1, relating their understanding of certain aspects of the Order, including that Pacific Lumber was able to continue operations in respect of previously approved THPs. Pacific Lumber believes that the Order prevents future approval of pending or newly-submitted THPs in reliance on the SYP, and that future approvals would therefore have to be obtained by demonstrating sustained yield compliance pursuant to other California forest practice rules. Pacific Lumber is in the process of evaluating the alternatives available to it. Until it has completed this evaluation, Pacific Lumber will not be in a position to fully assess the potential impact of the Order, but currently believes that due to, among other things, its volume of previously approved THPs and other factors, the Order should not have a significantly adverse effect.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MAXXAM GROUP HOLDINGS INC.
                                                       (Registrant)

Date: October 4, 2002             By:              /s/ Bernard L. Birkel
                                     ------------------------------------------------
                                                     Bernard L. Birkel
                                      Secretary and Senior Assistant General Counsel

                                  EXHIBIT INDEX

Exhibit 99.1:  Letter dated October 1, 2002